Exhibit 99.(l)

CONSENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-Effective Amendment to Registration Statement No. 333-283966 on Form N-4 of our report dated March 13, 2026, relating to the financial statements and financial highlights for each of the variable accounts of Separate Account A of Pacific Life & Annuity Company for the year ended December 31, 2025, incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement and to the reference to us under the heading "Independent Registered Public Accounting Firm and Independent Auditors” in the Statement of Additional Information, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
April 16, 2026

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Pre-Effective Amendment to the Registration Statement No. 333-283966 on Form N-4 of our report dated March 30, 2026 related to the statutory-basis financial statements of Pacific Life & Annuity Company as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025, incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading "Independent Registered Public Accounting Firm and Independent Auditors” in the Statement of Additional Information, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California

April 16, 2026